Exhibit 10.23

                               AGREEMENT TO ENGAGE
                                 AVALON PARTNERS
                          FOR PUBLIC COMMUNICATIONS FOR
                                  MIDNET, INC.


AGREEMENT made as of the 21st day of April 2005, by and between AVALON, maintaining it's principal offices located at 16885 W. Bernardo Drive, Suite 260 San Diego, CA 92127 (hereinafter referred to as "AVALON") and MIDNET Inc., located at 1055 West Hastings Street, Suite 300, Vancouver, BC V6E 2E9 (hereinafter referred to as "MIDNET").

                                   WITNESETH:

WHEREAS, AVALON is engaged in the business of providing and rendering public relations and communications Services ("Services") and has knowledge, expertise and personnel to render the requisite Services to MIDNET; and

WHEREAS, MIDNET is desirous of retaining AVALON for the purpose of obtaining public relations and corporate communications Services so as to better, more fully and more effectively deal and communicate with its shareholders, prospective shareholders, and the investment community.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

ENGAGEMENT of AVALON: MIDNET herewith engages AVALON and AVALON agrees to render to MIDNET public relations, communications, advisory and consulting Services.

A. The consulting Services to be provided by AVALON shall include, but are not limited to the development, implementation and maintenance of an outgoing program to increase the investment community's awareness of MIDNET's activities and to stimulate the investment community's interest in MIDNET. MIDNET acknowledges that AVALON ability to relate information regarding MI DNET's activities is directly related to the information provided by MIDNET to AVALON.

B. MIDNET acknowledges that AVALON will devote such time as is reasonably necessary to perform the Services for MIDNET, having due regard for AVALON's commitment and obligations to other business for which it performs consulting services.

SERVICES OF AVALON:

AVALON agrees that it will generally provide the following specified consulting
Services:

     (a) Assist the Company in developing a short and medium term financing strategy with financial institutions and private investors.

     (b) Consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

     (c) Introduce the Company to the financial community;

     (d) With the cooperation of the Company, personnel maintain an awareness during the term of this Agreement of the Company's plans, strategy and, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

     (e) Assist and consult to the Company with respect to its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;

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     (f) Perform the functions generally assigned to stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to AVALON by the Company); preparing press releases for the Company with the Company's involvement and approval of press releases, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company's request and subject to the Company's securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

     (g) Upon the Company's direction and approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

     (h) Upon the Company's approval, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company. in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

     (i) At the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and,

     (j) Otherwise perform as the Company's consultant for investment strategies and opportunities along with public relations and relations with financial professionals.

PRESENTATIONS, WARRANTIES AND COVENANTS

PROPERLY ISSUED SHARES:
When issued to AVALON the Engagement Securities shall be duly and validly issued, fully paid and non-assessable.

TERM AND TERMINATION:
This Agreement shall be effective upon its execution and shall remain in effect for a period of twelve (12) months, unless otherwise terminated as provided in this Section. MIDNET can terminate this agreement at any time for cause or without cause, with a 30-day written termination notice delivered via certified mail. Either party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other party.

Upon termination of this Agreement by MIDNET, AVALON shall have the right to keep all of the securities issued to it.

TREATMENT OF CONFIDENTIAL INFORMATION:

AVALON shall not disclose, without the prior written consent of MIDNET, any financial and business information concerning the business, affairs plans and programs of MIDNET which are delivered by MIDNET to AVALON in connection with AVALON Services hereunder, provided such information is plainly and prominently marked in writing by MIDNET as being confidential (the "Confidential Information"). AVALON will not be bound by the foregoing limitation in the event
(i) the Confidential Information is otherwise disseminated and becomes public information or (ii) AVALON is required to disclose the Confidential Information pursuant to a subpoena or other judicial order.

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REPRESENTATION BY AVALON OF OTHER COMPANIES:
MIDNET acknowledges and consents to AVALON rendering public relations, consulting and/or communications Services to other companies except for those engaged in like businesses competing with that of MidNet.

INDEMNIFICATION BY MIDNET AS TO INFORMATION PROVIDED TO AVALON:
MIDNET acknowledges that AVALON, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by MIDNET's officers, directors, agents and/or employees. MIDNET agrees to indemnify, hold harmless and defend AVALON, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by MIDNET to AVALON, which is disseminated to the public.

INDEPENDENT CONTRACTOR:
It is expressly agreed that AVALON is acting as an independent contractor in performing its Services hereunder. MIDNET shall carry no workers compensation insurance or any health or accident insurance on AVALON or AVALON's employees. MIDNET shall not pay-contributions or benefits that might be customary in an employer-employee relationship.

NON-ASSIGNMENT:
This Agreement shall not be assigned by either party without the written consent of the other party.

COMPENSATION:
In full consideration for the Services, MIDNET agrees that AVALON shall be entitled to compensation as follows:

Upon execution of this Agreement, the Company shall issue 750,000 shares of its restricted common stock to AVALON. The transfer amount of MidNet, Inc., (MIDX) (the "Engagement Securities") stock will be made by Journal Transfer, Account Transfer or DTC Transfer at time of signing. As a condition precedent to issuance of the Engagement Securities, AVALON shall have piggy back registration rights in any registration of securities filed by MIDNET as to any of its securities such as described in its current private placement offering.

In addition, Company agrees to grant stock options with a term of two years with the same as mentioned above piggy back registration rights in the amount of 200,000 shares at $1.00 and 200,000 shares at $1.50.

NOTICES:
Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

MODIFICATION AND WAIVER:
This Agreement may not be altered or modified except in writing signed by each of the respective parties hereof. No breach of violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

ENTIRE AGREEMENT:
This writing constitutes the entire Agreement between the parties. This Agreement can only be modified by a written contract signed by both parties. In the event that any party brings suit to enforce any part of this Agreement, the prevailing party shall recover attorney fees and legal costs. This Agreement shall be interpreted according to the laws of the State of Nevada. By signing below, the parties agree they have the authority to bind their respective companies.

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LAWS OF THE STATE OF NEVADA;
This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of Nevada, irrespective of the country or place of domicile or residence of either party.


Avalon Partners


By: /s/ Glenn Bartolini                           Date: 6-8-05
   -------------------------------
   Glenn Bartolini


MidNet Inc.


By: /s/ Tito Kunz                                 Date: 6-8-05
   -------------------------------
   Tito Kunz, CEO

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